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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): DECEMBER 3, 1997

                            ADVATEX ASSOCIATES, INC.
             (Exact name of Registrant as specified in its charter)


             Delaware                                    13-3453420
 (State or other jurisdiction of                      (I.R.S. Employer
  incorporation of organization)                     Identification No.)


  605 West 48th Street, New York, N.Y.                      10036
(Address of principal executive offices)                   Zip Code


Registrant's telephone number, including area code: (212) 921-0600.
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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.  Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.  Not applicable.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.  Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         The accounting firm of KPMG Peat Marwick LLP (the "Former Accountants") was dismissed by Advatex Associates, Inc. (the "Company") as the Company's certifying accountants on December 3, 1997. On that same date Lazar, Levine & Co., LLP were appointed as the Company's new certifying accountants (the "New Accountants"). The dismissal was not as a result of any disagreements during the registrant's two most recent fiscal years or any subsequent interim period concerning accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The dismissal was as a result of the efforts and desires of the Company to reduce the costs associated with preparing its annual audited financial statements.

         The Former Accountants' report on the financial statements for either of the past two years never contained an adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to dismiss the Former Accountants was recommended and approved by the Board of Directors of the Company. There was never any authorization of the Former Accountants by the Company to fully respond to inquiries of successor accountants concerning the subject matter of any disagreement as provided for in Item 304 of Regulation S-K, because no such disagreements ever took place. However, such authorization, should it have been relevant, would have been given.

         During the Company's two most recent fiscal years and any subsequent interim period preceding such dismissal there were never any disagreements, nor any audit or similar committee of the board of directors or Board of Directors discussions regarding the following :

                  1) The Former Accountants having advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist;

                  2) the Former Accountants having advised the Company that information has come to the Former Accountants' attention that has led it to no longer be able to rely on management's representations, or that has made it unwilling to be associated with the financial statements prepared by management;

                  3) (a) the Former Accountants having advised the Company of the need to expand significantly the scope of its audit, or that information has come to the Former Accountants' attention during the time period covered by Item 304(a)(1)(iv) of Regulation S-K, that if further investigated may (i) materially impact the fairness or reliability of either: a previously issued audit report or the underlying financial statements, or the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including
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         information that may prevent it from rendering an unqualified audit report on those financial statements), or (ii) cause it to be unwilling to rely on management's representations or be associated with the Company's financial statements, and (b) due to the Former Accountants' dismissal, the Former Accountants did not so expand the scope of its audit or conduct such further investigation; and

         4) (a) the Former Accountants having advised the Company that information has come to the Former Accountant's attention that it has concluded materially impacts the fairness or reliability of either (i) a previously issued audit report or the underlying financial statements, or (ii) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant's satisfaction, would prevent it from rendering an unqualified audit report on those financial statements), and (b) due to the Former Accountants' dismissal, the issue has not been resolved to the Former Accountants' satisfaction prior to its dismissal.

ITEM 5.  OTHER EVENTS.  Not applicable.

ITEM 6.  RESIGNATIONS OF REGISTRANT'S DIRECTORS.  Not applicable.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

           6.1  Letter from Former Accountants to be supplied upon receipt.

ITEM 8.  CHANGE IN FISCAL YEAR.  Not applicable.

ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.  Not applicable.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 5, 1997            ADVATEX ASSOCIATES, INC.

                                  By:/s/ Joseph P. Donnolo
                                     ------------------------------------------
                                       Joseph P. Donnolo, Chairman and
                                                       Chief Executive Officer

                                  By:/s/ Rohullah F. Lodin
                                     ------------------------------------------
                                        Rohullah F. Lodin, Chief Financial and
                                                       Chief Accounting Officer